Exhibit 4.8
WARRANT DEED
     This Deed is made as of 24 April 2006 between Cross Shore Acquisition Corporation, a company incorporated under the laws of the State of Delaware, with its registered office at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801 (the “Company”), and Capita IRG (OffShore) Limited, a company incorporated under the laws of Jersey, with its registered office at Victoria Chambers, Liberation Square, 1/3 The Esplanade, St. Helier, Jersey (the “Warrant Agent”).
     WHEREAS, pursuant to an offering circular dated on or around the date hereof (the “Offering Circular”) the Company is engaged in an offering (the “Offering”) of Units (“Units”) comprised of one share of common stock, par value $0.0001 per share, in the capital of the Company (the “Shares”) and two warrants (the “Warrants”), each Warrant evidencing the right of the holder thereof to purchase one Share for US$5.00, on the terms and subject to the conditions set forth in the Offering Circular and subject to adjustment as described herein; and
     WHEREAS the Company desires, for the benefit of the holders from time to time of the Warrants, the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issue, registration, transfer, exchange, redemption and exercise of the Warrants; and
     WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and
     WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorise the execution and delivery of this Deed.
     NOW, THEREFORE: the Company and the Warrant Agent have executed as a Deed the following
     1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Deed.
     2.     Warrants.
     2.1 Form of Warrant. Each Warrant shall be issued in registered form only, shall be in substantially the form of Exhibit A hereto, the provisions of which are incorporated herein and shall be signed by, or bear the facsimile signature of, the chairman of the Company, any director of the Company or the company secretary of the Company. In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issue.

     2.2 Registration.
          2.2.1 Warrant Register. The Warrant Agent shall maintain books (the “Warrant Register”) for the registration of original issue and the registration of transfer of the Warrants. Upon the initial issue of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company.
          2.2.2 Registered Holder. Prior to any Warrant being duly presented for registration of transfer, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant shall be registered upon the Warrant Register (“registered holder”), as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.
     2.3 Trading of Securities. The Shares and the Warrants comprising the Units will be separately tradeable from the date on which the Shares and Warrants are admitted to trading on AIM, a market operated by the London Stock Exchange plc (“AIM”) (the date on which trading commences being the “Admission Date”).
     3. Terms and Exercise of Warrants.
     3.1 Warrant Price. Each Warrant shall, when accompanied by its duly completed exercise notice, entitle the registered holder thereof, subject to the provisions of this Warrant Deed, to purchase from the Company the number of Shares stated therein, at the price of $5.00 per Share, subject to the adjustments provided in Section 4 hereof and in the last sentence of this Section 3.1. The term “Warrant Price” as used in this Warrant Deed refers to the price per share at which Shares may be purchased at the time a Warrant is exercised. The Company in its sole discretion may lower the Warrant Price at any time prior to the Expiration Date.
     3.2 Duration of Warrants. A Warrant may only be exercised during the period (“Exercise Period”):
          3.2.1 commencing on the earlier of (i) the completion by the Company of a Qualified Business Combination, and (ii) if the Company has completed a Business Combination but has not completed a Qualified Business Combination by the Qualified Business Combination Deadline, the Qualified Business Combination Deadline (each defined term in this paragraph as defined in the Offering Circular); and
          3.2.2 Terminating at 5:00 p.m., New York City time on the earlier to occur of (i) the fourth anniversary of the Admission Date and (ii) the date fixed for redemption of the Warrants as provided in Section 6 of this Deed (“Expiration Date”).
          Except with respect to the right to receive the Redemption Price (as set forth in Section 6 hereunder), each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Deed shall cease at the close of business on the Expiration Date. The Company in its sole discretion may extend the Exercise Period.

     3.3 Exercise of Warrants.
          3.3.1 Payment. Subject to the provisions of the Warrants and this Warrant Deed, a Warrant may be exercised by the registered holder thereof by surrendering it, at the office of the Warrant Agent, or at the office of its successor as Warrant Agent, with the relevant exercise form (available from the Warrant Agent from time to time), duly executed, and (i) by paying in full, in lawful money of the United States, in cash, banker’s cheque or good bank draft payable to the order of the Company (or as otherwise agreed to by the Company), the Warrant Price for each Share as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for Shares, and the issue of the Share; or (ii) in the event the Company has called the Warrants for redemption pursuant to Section 6 hereof only, the registered holder may, if the registered holder so elects, exercise its Warrant, through a “cashless exercise” in which event the Company shall issue to the registered holder the number of Shares determined by;
X=Y*((A-B)/A)
     where
     X is the number of Shares to be issued to the registered holder on a cashless exercise;
     Y is the number of Shares underlying the Warrant being exercised;
     A is the Fair Market Value (defined below) of the Shares; and
     B is the Warrant Price,
     provided however, that in the event the holder of a Warrant would be entitled, upon such “cashless exercise”, to receive a fractional interest in a share, the Company shall, upon such exercise, round down to the nearest whole number the number of Shares to be issued to the registered holder.
The “Fair Market Value” of the Shares shall mean: (i) if the Shares are listed on AIM, the average of the reported last independent bid price of the Shares as reported by AIM for the ten (10) trading days ending on the third business day preceding the date in question; or (ii) if the fair market price of the Shares cannot be determined pursuant to sub-section (i) above, such price as the board of directors of the Company shall determine, in good faith.
          3.3.2. Issue of Certificates. As soon as practicable after the exercise of any Warrant and the clearance of the funds in payment of the Warrant Price, the Company shall issue to the registered holder of such Warrant a certificate or certificates for the number of Shares to which it is entitled, registered in such name or names as may be directed by it, and if such Warrant shall not have been exercised in full, a Warrant for the number of Shares as to which such Warrant shall not have been exercised. Notwithstanding the foregoing, the Company shall not be obligated to instruct the Warrant Agent to deliver any securities pursuant to the exercise of a Warrant unless the Company shall, in its sole reasonable discretion, be satisfied that the transfer procedures for purchasers and sellers have been followed, including, without limitation, (i) its receipt of a written certification from the holder that it is a qualified institutional buyer and understands that the Shares to be issued upon exercise of the Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or (ii) supplying an opinion of counsel that the Warrants and Shares issuable upon exercise are exempt from registration under the Securities Act, and, in either case, (iii) agreeing that (x) such Shares will be subject to certain restrictions on transfer, (y) a new holding period for the Shares issued upon exchange of such Warrant, for the purposes of Rule 144 under the Securities Act, will commence upon issue of such Shares and (z) its acquisition of Shares was not solicited by any form of general solicitation or general advertising and that it has been given access to information sufficient to permit it to make an informed decision as to whether to invest in the Shares. The Company may, in its sole discretion, permit the exercise of the Warrants in certain limited circumstances, including with respect to the Warrants held by certain of the Founding Shareholders (as defined in the Offering Circular), the Warrants issued to the holders of a Unit purchase option for 1,100,000 Units issued by the Company to Sunrise and their permitted assignees, dated on or about the date of this Deed, and the Warrants held by such limited number of initial purchasers that are not qualified institutional buyers and purchased Warrants in the Offering with the approval of the Company, in accordance with their terms if the requirements of other exemptions under the Securities Act and other applicable laws can be satisfied. Warrants may not be exercised by, or securities issued to, any registered holder in any state in which such exercise would be unlawful.
          3.3.3 Valid Issue. All Shares issued upon the proper exercise of a Warrant in conformity with this Deed shall be validly issued, fully paid and non-assessable.
          3.3.4 Date of Issue. Each person in whose name any such certificate evidencing Shares is issued shall for all purposes be deemed to have become the holder of record of such Shares on the date on which such person’s name is entered into the register of members following the surrender of its Warrants(s) for exercise and payment of any Warrant Price having been made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and any payment is a date when the share transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the share transfer books are open.
     4. Adjustments.
     4.1 Share Dividends — Subdivisions. If after the date hereof, and subject to the provisions of Section 4.6 below, the number of outstanding Shares is increased by a share dividend payable in Shares, or by a subdivision of Shares, or other similar event, then, on the effective date of such share dividend, subdivision or similar event, the number of Shares issuable on exercise of each Warrant shall be increased in proportion to such increase in outstanding Shares.
     4.2 Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 4.6, the number of issued Shares is decreased by a consolidation, combination, reverse share split or reclassification of Shares, or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of Shares issuable on exercise of each Warrant shall be decreased in proportion to such decrease in issued Shares.
     4.3 Adjustments in Exercise Price. Whenever the number of Shares purchasable upon the exercise of the Warrants is adjusted, as provided in Section 4.1 and 4.2 above, the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of Shares so purchasable immediately thereafter.
     4.4 Replacement of Securities upon Reorganisation, etc. In case of any reclassification or reorganisation of the issued Shares (other than a change covered by Section 4.1 or 4.2 hereof or that solely affects the par value of such Shares), or in the case of any merger, amalgamation or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganisation of the outstanding Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Warrant holders shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the Shares of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property (including cash) receivable upon such reclassification, reorganisation, merger, amalgamation or consolidation, or upon a dissolution following any such sale or transfer, that the Warrant holder would have received if such Warrant holder had exercised his Warrant(s) immediately prior to such event; and if any reclassification also results in a change in Shares covered by Section 4.1 or 4.2, then such adjustment shall be made pursuant to Sections 4.1, 4.2, 4.3 and this Section 4.4. The provisions of this Section 4.4 shall similarly apply to successive reclassifications, reorganisations, mergers, amalgamations or consolidations, sales or other transfers.
     4.5 Notices of Changes in Warrant. Upon every adjustment of the Warrant Price or the number of Shares to be issued upon exercise of a Warrant, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of Shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 4.1, 4.2, 4.3 or 4.4, then, in any such event, the Company shall give written notice to the Warrant holder, at the last address set forth for such holder in the warrant register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.
     4.6 No Fractional Shares. Notwithstanding any provision contained in this Warrant Deed to the contrary, the Company shall not issue factional shares upon exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 4, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round down to the nearest whole number the number of Shares to be issued to the Warrant holder.
     4.7 Form of Warrant The form of Warrant need not be changed because of any adjustment pursuant to this Section 4, and Warrants issued after such adjustment may state the same Warrant Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Deed. However, the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may reasonably deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed,
     5. Transfer and Exchange of Warrants.
     5.1 Registration of Transfer. The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant upon, the Warrant Register, upon surrender of such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Warrant Agent.
     5.2 Procedure for Surrender of Warrants. Subject to compliance with Section 3.3.2, the Warrants may be surrendered to the Warrant Agent, together with a written request for exchange or transfer, and thereupon the Warrant Agent shall, subject to the Company’s satisfaction that, in its sole reasonable discretion, the transfer procedures for purchasers and sellers have been followed, issue in exchange therefor one or more new Warrants as requested by the registered holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that in the event that a Warrant surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such Warrant and issue new Warrants in exchange therefor unless the transfer is pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act provided by Rule 144, Rule 144A or Regulation S under the Act (subject to such transferee making such representations in favour of the Company as the Company may deem advisable to ensure that such transfer is conducted pursuant to such an exemption from, or in a transaction not subject to, registration under the Act and in accordance with any applicable laws of state of the U.S. and any other jurisdiction and, inter alia, agreement by the transferee to take such securities subject to customary transfer restrictions and appropriate legends), and in each case in accordance with applicable securities laws of each state of the U.S. and any other jurisdiction. The Company may request an opinion of counsel reasonably satisfactory to the Company that such transfer is to be effected in a transaction meeting the requirements of Regulation S under the Act or is exempt from registration.
     5.3 Fractional Warrants. The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the issue of a warrant certificate for a fraction of a Warrant.
     5.4 Service Charges. No service charge shall be made for any exchange or registration of transfer of Warrants.
     5.5 Warrant Execution. The Warrant Agent is hereby authorized to deliver, in accordance with the terms of this Deed, the Warrants required to be issued pursuant to the provisions of this Section 5, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.
     6. Redemption.
     6.1 Redemption. Subject to Section 6.4 hereof, all (and not less than all) of the then outstanding Warrants may be redeemed at the option of the Company with the prior written consent of Sunrise Securities Corp. (“Sunrise”), at any time during the Exercise Period, at the office of the Warrant Agent, upon the notice referred to in Section 6.2., at the price of $0.0001 per Warrant (“Redemption Price”), provided that the last sales price of the Shares has been at least $8.50 per share, on each of twenty (20) trading days within any thirty (30) trading day period ending three business days prior to the date on which notice of redemption is given and the weekly trading volume for the Shares has been at least 550,000 Shares for each of the two calendar weeks before the notice of redemption is given. The provisions of this Section 6.1 may not be modified, amended or deleted without the prior written consent of Sunrise.
     6.2 Date Fixed for, and Notice of, Redemption. In the event the Company shall elect to redeem all of the Warrants, the Company shall fix a date for the redemption. Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company not less than thirty (30) days prior to the date fixed for redemption to the registered holders of the Warrants to be redeemed at their last addresses as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the registered holder received such notice.
     6.3 Exercise After Notice of Redemption. The Warrants may be exercised for cash or on a “cashless” basis in accordance with Section 3 of this Deed at any time after notice of redemption shall have been given by the Company pursuant to Section 6.2. hereof and prior to the time and date fixed for redemption. On and after the redemption date, the record holder of the Warrants shall have no further rights except to receive, upon surrender of the Warrants, the Redemption Price.

     6.4 Outstanding Warrants Only. The Company understands that the redemption rights provided for by this Section 6 apply only to outstanding Warrants, To the extent a person holds rights to purchase Warrants, such purchase rights shall not be extinguished by redemption. However, once such purchase rights are exercised, the Company may redeem the Warrants issued upon such exercise provided that the criteria for redemption is met. The provisions of this Section 6.4 may not be modified, amended or deleted without the prior written consent of Sunrise.
     7. Other Provisions Relating to Rights of Holders of Warrants.
     7.1 No Rights as Shareholder. A Warrant does not entitle the registered holder thereof to any of the rights of a shareholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter.
     7.2 Lost Stolen, Mutilated, or Destroyed Warrants. If any Warrant is lost, stolen, mutilated, or destroyed, the Company and the Warrant Agent may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.
     7.3 Reservation of Shares. The Company shall at all times reserve and keep available a number of its authorised but unissued Shares that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Deed.
     8. Concerning the Warrant Agent and Other Matters.
     8.1 Payment of Taxes. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issue or delivery of Shares upon the exercise of Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such Shares.
     8.2 Resignation, Consolidation, or Merger of Warrant Agent.
          8.2.1 Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of a Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then the holder of any Warrant may apply to the High Court of Justice in England for the appointment of a successor Warrant Agent at the Company’s cost. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation in good standing authorised to exercise the functions of the Warrant Agent pursuant to this Deed and shall be subject to supervision or examination by appropriate regulatory authorities. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.
          8.2.2 Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Shares not later than the effective date of any such appointment.
          8.2.3 Merger or Consolidation of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Deed without any further act.
     8.3 Fees and Expenses of Warrant Agent.
          8.3.1 Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.
          8.3.2 Further Assurances. The Company agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Deed.
     8.4 Liability of Warrant Agent.
          8.4.1 Reliance on Company Statement. Whenever in the performance of its duties under this Warrant Deed, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the chairman or deputy chairman of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Deed.
          8.4.2 Indemnity. The Warrant Agent shall be liable hereunder only for its own negligence, fraud, willful misconduct or bad faith provided that the aggregate liability of the Warrant Agent will be limited to the lesser of £1,000,000 (one million pounds) or an amount equal to ten (10) times the total annual fee payable to the Warrant Agent under the registrar agreement between the Company and the Warrant Agent dated on or about the date of this Deed. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Deed except as a result of the Warrant Agent’s negligence, fraud, wilful misconduct or bad faith
          8.4.3 Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Deed or with respect to the validity or execution of any Warrant; nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Deed or in any Warrant; nor shall it be responsible to make any adjustments required under the provisions of Section 4 hereof or be responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorisation or reservation of any Shares to be issued pursuant to this Deed or any Warrant or as to whether any Shares will when issued be valid and fully paid and nonassessable.
     8.5 Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Deed and agrees to perform the same upon the terms and conditions herein set forth and, among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all moneys received by the Warrant Agent for the purchase of Shares through the exercise of Warrants.
     9. Miscellaneous Provisions.
     9.1 Successors. All the covenants and provisions of this Deed by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.
     9.2 Notices. Any notice, statement or demand authorised by this Deed to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:
Cross Shore Acquisition Corporation
Corporation Trust Center
1209 Orange Street
City of Wilmington
Delaware 19801
Attn: Dennis Smith
     Any notice, statement or demand authorised by this Deed to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:
Capita IRG (Offshore) Limited
Victoria Chambers
Liberation Square
1/3 The Esplanade
St. Helier
Jersey
Attn: Compliance Department

     A copy of any notice hereunder shall be sent to (but shall not constitute notice):
Sunrise Securities Corp.
641 Lexington Avenue, 25th Floor
New York, New York 10022
Attn: Sheldon Goldman
and:
Weil, Gotshal & Manges
One South Place
London, BC2M2WG
United Kingdom
Attn: Graham Defries
Wayne Rapozo
and:
Fried, Frank, Harris, Shriver & Jacobson (London) LLP.
99 City Road
London, EC1Y 0TT
United Kingdom
Attn: Sian Withey
     9.3 Applicable law. The validity, interpretation, and performance of this Deed and of the Warrants shall be governed in all respects by the laws of England & Wales, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Deed shall be brought and enforced in the courts of England, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and to such courts representing an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.2 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.
     9.4 Persons Having Rights under this Deed. Nothing in this Deed expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the registered holders of the Warrants and, for the purposes of Sections 6.1, 6.4 and 9.2 hereof, Sunrise, any right, remedy, or claim under or by reason of this Warrant Deed or of any covenant, condition, stipulation, promise, or agreement hereof. Sunrise shall be deemed to be a third-party beneficiary of this Deed with respect to Sections 6.1, 6.4 and 9.2 hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Warrant Deed shall be for the sole and exclusive benefit of the parties hereto (and Sunrise with respect to the Sections 6.1, 6.4 and 9.2 hereof) and their successors and assigns and of the registered holders of the Warrants.

     9.5 Founder. The term Founder means CSA II, LLC, Elrnwood Capital, LLC or entities controlled by such persons.
     9.6 Examination of the Warrant Deed. A copy of this Deed shall be available at all reasonable times at the office of the Warrant Agent, for inspection by the registered holder of any Warrant. The Warrant Agent may require any such holder to submit his Warrant for inspection by it.
     9.7 Counterparts. This Deed may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
     9.8 Effect of Headings. The Section headings herein are for convenience only and are not part of this Warrant Deed and shall not affect the interpretation thereof.
     9.9 Waiver of Claims. Notwithstanding any other provision of this Warrant Deed, the Warrant Agent confirms its understanding that the Company has established a trust fund (the “Trust Fund”) relating to the Shares and Warrants. The Warrant Agent acknowledges that the Trust Fund will exist for the benefit of the Company’s New Shareholders (as defined in the Offering Circular) and that monies from the Trust Fund may be disbursed only to the New Shareholders in the event of the liquidation of the Company or in certain other events as more fully described in the Offering Circular. The Warrant Agent agrees that neither it nor any of its affiliates have or will have any claim, right, title or interest of any kind in or to any monies in the Trust Fund (a “Claim”) and the Warrant Agent and its affiliates hereby waive any Claim against the Trust Fund that it or any of them may have now or in the future as a result of or arising out of this Warrant Deed and will not seek recourse against the Trust Fund for any reason whatsoever, including in respect of the Company’s indemnification obligations under this Warrant Deed.

     IN WITNESS WHEREOF, this Deed has been duly executed by the parties hereto as of the day and year first above written.

Attest	CROSS SHORE ACQUISITION CORPORATION

	By:	/s/ Dennis Smith
	Name:	Dennis Smith
	Title:	CEO

CAPITA IRG (OFFSHORE) LIMITED

Attest

/s/ Alex Horuby	By:	/s/ Anthony O’Keeff
Alex Horuby	Name:	Anthony O’Keeff
Corporate Administrator	Title:	Director